Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2022 Results

El Dorado, Arkansas, October 26, 2022 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2022.
Key Highlights:
•Net income was $219.5 million, or $9.28 per diluted share, in Q3 2022 compared to net income of $104.0 million, or $3.98 per diluted share, in Q3 2021

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q3 2022 was 37.6 cpg, compared to 26.6 cpg in Q3 2021

•Total retail gallons increased 13.2% to 1.2 billion gallons in Q3 2022 compared to 1.1 billion gallons in Q3 2021, while volumes on a same store sales ("SSS") basis increased 9.0%

•Merchandise contribution dollars for Q3 2022 increased 9.8% to $205.7 million on average unit margins of 20.0%, compared to the prior-year quarter contribution dollars of $187.3 million on unit margins of 19.6%

•Food and beverage contribution margin increased 3.9% in Q3 2022 from the prior-year period and sales dollars improved 9.4%

•During Q3 2022, the Company opened 7 new Murphy Express stores, which increased the quarter-end store count to 1,700, and reopened 10 raze-and-rebuild Murphy USA stores. On a year-to-date basis, the Company has opened 22 new Murphy Express stores, 1 new QuickChek store, 22 raze-and-rebuild Murphy USA locations and closed 2 QuickChek stores. There are 19 new Murphy Express stores, 5 new QuickChek stores, and 12 raze-and-rebuild Murphy USA stores currently under construction

•During Q3 2022, the Company repurchased approximately 0.8 million common shares for $211.5 million at an average price of $275.85 per share

•The Company paid a quarterly cash dividend of $0.32 per share, or $1.28 per share on an annualized basis, on September 8, 2022, a 3.2% increase from the prior quarter for a total cash payment of $7.5 million and on October 20, 2022, announced a quarterly cash dividend of $0.35 per share, or $1.40 per share on an annualized basis, payable on December 1, 2022, to stockholders of record as of November 8, 2022.

“Third quarter results showcased the resiliency and attractiveness of our everyday low price model, which translated into strong fuel volume growth and same-store merchandise growth," said President and CEO Andrew Clyde. "Murphy USA continues to provide value to our customers and they are rewarding us with their loyalty, resulting in more frequent trips and larger baskets. Performance in categories attached to fuel trips has maintained strength, as October per-store volumes are running about 10% higher than the prior year. We remain committed to our mission of providing affordable gas, convenience products, and food and beverage offers to customers across our growing network, and expect our advantaged business model to continue generating strong results into 2023.”

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2022	2021	2022	2021
Net income (loss) ($ Millions)	$219.5	$104.0	$555.2	$288.1
Earnings per share (diluted)	$9.28	$3.98	$22.76	$10.72
Adjusted EBITDA ($ Millions)	$367.0	$212.5	$960.6	$611.8
Net income and Adjusted EBITDA for Q3 2022 were higher versus the prior-year period, due primarily to improved contribution margins from both fuel and merchandise, partially offset by higher payment fees, higher store operating expenses, and increased general and administrative expenses. All amounts reported for the year-to-date 2021 period include the consolidated results of our wholly-owned subsidiary, Quick Chek Corporation ("QuickChek") from January 29, 2021 (the date of acquisition).

Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2022	2021	2022	2021
Total retail fuel contribution ($ Millions)	$489.5	$264.4	$1,063.8	$666.0
Total PS&W contribution ($ Millions)	(109.0)	(43.0)	(46.7)	(53.7)
RINs (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	87.6	71.5	243.6	224.5
Total fuel contribution ($ Millions)	$468.1	$292.9	$1,260.7	$836.8
Retail fuel volume - chain (Million gal)	1,245.6	1,100.2	3,545.2	3,232.7
Retail fuel volume - per store (K gal APSM)[1]	256.4	231.7	244.0	228.0
Retail fuel volume - per store (K gal SSS)[2]	251.8	227.6	240.7	224.5
Total fuel contribution (including retail, PS&W and RINs) (cpg)	37.6	26.6	35.6	25.9
Retail fuel margin (cpg)	39.3	24.0	30.0	20.6
PS&W including RINs contribution (cpg)	(1.7)	2.6	5.6	5.3

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2021 amounts not revised for 2022 raze-and-rebuild activity

Total fuel contribution dollars of $468.1 million increased 59.8%, or $175.2 million, in Q3 of 2022 compared to Q3 of 2021 due to favorable pricing and higher retail volumes sold. Retail fuel contribution dollars increased $225.1 million, or 85.1%, to $489.5 million compared to the prior-year quarter, supported by both higher retail fuel margins and volumes. This increase was driven by 39.3 cpg retail fuel margins, or 63.8% more than the prior-year period, strengthened by a declining commodity price environment. PS&W margin (including RINs) declined $49.9 million when compared to Q3 2021, due to timing and price-related impacts in a falling market partially offset by improved spot-to-rack margins and higher RIN sales.

Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2022	2021	2022	2021
Total merchandise contribution ($ Millions)	$205.7	$187.3	$578.1	$520.2
Total merchandise sales ($ Millions)	$1,027.2	$953.4	$2,913.8	$2,750.0
Total merchandise sales ($K SSS)[1,2]	$204.1	$172.0	$192.3	$169.6
Merchandise unit margin (%)	20.0%	19.6%	19.8%	18.9%
Tobacco contribution ($K SSS)[1,2]	$18.5	$17.4	$17.8	$16.7
Non-tobacco contribution ($K SSS)[1,2]	$22.7	$11.1	$20.1	$10.7
Total merchandise contribution ($K SSS)[1,2]	$41.2	$28.5	$37.9	$27.4

[1]2021 amounts not revised for 2022 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased $18.4 million, or 9.8%, to $205.7 million in Q3 2022 from the prior-year quarter due primarily to higher unit sales volumes and retail prices. Total tobacco contribution dollars increased 6.4% and non-tobacco contribution dollars increased 13.4% compared to the prior-year. Food and beverage contribution, a subset of non-tobacco, increased 3.9% on 9.4% higher revenue in the current period compared to Q3 2021.
Other Areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2022	2021	2022	2021
Total store and other operating expenses ($ Millions)	$254.5	$221.1	$729.4	$607.1
Store OPEX excluding payment fees and rent ($K APSM)	$32.9	$30.9	$31.5	$28.4
Total SG&A cost ($ Millions)	$52.4	$47.2	$150.8	$140.0

Total store and other operating expenses were $33.4 million higher in Q3 2022 versus the prior-year quarter mainly due to higher payment fees, employee related expenses, and store maintenance costs. Store OPEX excluding payment fees and rent on an APSM basis were 6.4% higher versus Q3 2021, primarily attributable to increased employee-related expenses and maintenance costs. Employee costs in Q3 2022 included approximately $4.0 million of a non-recurring special bonus that we paid to our employee base over the 100 days of summer. Total SG&A costs were $5.2 million higher than Q3 2021, primarily due to employee incentive expenses and higher professional fees.

Store Openings
The Company opened 7 new-to-industry retail locations in Q3 2022, bringing the network total to 1,700, and reopened 10 raze-and-rebuild Murphy USA stores. On a year-to-date basis, the Company has opened 22 new-to-industry Murphy Express stores, 1 new QuickChek store, and 22 raze-and-rebuild Murphy USA stores. This total consists of 1,151 Murphy USA stores, 392 Murphy Express stores, and 157 QuickChek stores. There are a total of 36 stores currently under construction, including 19 new Murphy Express stores, 5 QuickChek stores, and 12 raze-and-rebuild Murphy USA stores.

Financial Resources

	As of September 30,
Key Financial Metrics	2022	2021
Cash and cash equivalents ($ Millions)	$192.7	$301.3
Long-term debt, including capital lease obligations ($ Millions)	$1,794.0	$1,799.3

Cash balances as of September 30, 2022 totaled $192.7 million. Long-term debt consisted of approximately $297.8 million in carrying value of 5.625% senior notes due in 2027, $494.8 million in carrying value of 4.75% senior notes due in 2029, $493.6 million in carrying value of 3.75% senior notes due in 2031, and $383.1 million of term debt. In addition, the Company has approximately $124.7 million in long-term capital leases. The cash flow revolving facility remained undrawn as of September 30, 2022.

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial Metric	2022	2021	2022	2021
Average shares outstanding (diluted) (in thousands)	23,650	26,153	24,398	26,883

At September 30, 2022, the Company had common shares outstanding of 22,594,002. Common shares repurchased during the quarter were approximately 0.8 million shares for $211.5 million, which were purchased under the 2021 share repurchase plan. Common shares repurchased during the nine months ended September 30, 2022, were 2.5 million shares for a total of $566.9 million. As of September 30, 2022, approximately $453.1 million remained available under the $1 billion 2021 plan, to be executed by December 31, 2026.
The effective income tax rate was 24.5% for both Q3 2022 and Q3 2021.
The Company paid a quarterly dividend of $0.32 per share, or $1.28 per share on an annualized basis, on September 8, 2022, for a total cash payment of $7.5 million, which was an increase of $0.01 per share from the June 1, 2022 dividend. The total amount paid in dividends year-to-date is $22.1 million, or $0.92 per share.
On October 20, 2022 the Board of Directors declared a quarterly cash dividend of $0.35 per common share, or $1.40 per share on an annualized basis. The dividend is payable on December 1, 2022, to shareholders of record as of November 8, 2022.

* * * * *

Earnings Call Information
The Company will host a conference call on October 27, 2022 at 10:00 a.m. Central Time to discuss third quarter 2022 results. The conference call number is 1 (888) 330-2384 and the conference number is 6680883. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: The Company's ability to realize projected synergies from the acquisition of QuickChek and successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; geopolitical events, such as Russia's invasion of Ukraine, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, such as COVID-19, including the impact on the Company's fuel volumes if the gradual recoveries experienced to-date stall or reverse as a result of any resurgence in COVID-19 infection rates and government reaction in response thereof; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the Company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except share and per share amounts)	2022	2021	2022	2021
Operating Revenues
Petroleum product sales (a)	$5,078.6	$3,573.9	$14,917.3	$9,614.2
Merchandise sales	1,027.2	953.4	2,913.8	2,750.0
Other operating revenues	88.9	73.1	248.7	229.3
Total operating revenues	6,194.7	4,600.4	18,079.8	12,593.5

Operating Expenses
Petroleum product cost of goods sold (a)	4,699.3	3,353.5	13,903.3	9,004.8
Merchandise cost of goods sold	821.5	766.1	2,335.7	2,229.8
Store and other operating expenses	254.5	221.1	729.4	607.1
Depreciation and amortization	54.4	53.2	164.5	157.5
Selling, general and administrative	52.4	47.2	150.8	140.0
Accretion of asset retirement obligations	0.6	0.6	2.0	1.9
Acquisition related costs	0.4	0.7	1.4	9.7
Total operating expenses	5,883.1	4,442.4	17,287.1	12,150.8

Gain (loss) on sale of assets	0.3	0.3	2.2	0.4
Income (loss) from operations	311.9	158.3	794.9	443.1

Other income (expense)
Interest income	1.4	0.1	1.8	0.1
Interest expense	(21.8)	(20.5)	(61.6)	(62.2)
Other nonoperating income (expense)	(0.8)	(0.2)	(2.7)	—
Total other income (expense)	(21.2)	(20.6)	(62.5)	(62.1)
Income before income taxes	290.7	137.7	732.4	381.0
Income tax expense (benefit)	71.2	33.7	177.2	92.9
Net Income	$219.5	$104.0	$555.2	$288.1

Basic and Diluted Earnings Per Common Share
Basic	$9.46	$4.03	$23.17	$10.86
Diluted	$9.28	$3.98	$22.76	$10.72
Weighted-average Common shares outstanding (in thousands):
Basic	23,206	25,779	23,963	26,525
Diluted	23,650	26,153	24,398	26,883
Supplemental information:
(a) Includes excise taxes of:	$569.7	$520.9	$1,638.4	$1,514.9

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2022	2021	2022	2021

Operating Revenues
Petroleum product sales	$5,078.6	$3,573.9	$14,917.3	$9,614.2
Merchandise sales	1,027.2	953.4	2,913.8	2,750.0
Other operating revenues	88.6	73.0	248.3	229.1
Total operating revenues	6,194.4	4,600.3	18,079.4	12,593.3

Operating expenses
Petroleum products cost of goods sold	4,699.3	3,353.5	13,903.3	9,004.8
Merchandise cost of goods sold	821.5	766.1	2,335.7	2,229.8
Store and other operating expenses	254.5	221.0	729.4	607.0
Depreciation and amortization	50.4	49.5	152.9	145.9
Selling, general and administrative	52.4	47.2	150.8	140.0
Accretion of asset retirement obligations	0.6	0.6	2.0	1.9
Total operating expenses	5,878.7	4,437.9	17,274.1	12,129.4
Gain (loss) on sale of assets	0.1	0.2	(0.6)	0.2
Income (loss) from operations	315.8	162.6	804.7	464.1

Other income (expense)
Interest expense	(2.2)	(2.3)	(6.7)	(5.7)
Total other income (expense)	(2.2)	(2.3)	(6.7)	(5.7)

Income (loss) before income taxes	313.6	160.3	798.0	458.4
Income tax expense (benefit)	76.8	39.2	193.0	111.3
Net income (loss) from operations	$236.8	$121.1	$605.0	$347.1

Total tobacco sales revenue same store sales[1,2]	$129.0	$123.3	$122.8	$120.6
Total non-tobacco sales revenue same store sales[1,2]	75.1	48.7	69.5	49.0
Total merchandise sales revenue same store sales[1,2]	$204.1	$172.0	$192.3	$169.6
[1]2021 amounts not revised for 2022 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,700	1,669	1,700	1,669
Total store months during the period	5,042	4,944	15,094	14,718

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Nine months ended
	September 30, 2022		September 30, 2022
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Fuel gallons per month	9.0%	10.7%	5.9%	7.0%

Merchandise sales	5.4%	5.7%	2.5%	3.3%
Tobacco sales	4.6%	4.2%	2.2%	1.5%
Non tobacco sales	6.7%	8.5%	2.8%	6.7%

Merchandise margin	7.5%	7.7%	5.8%	8.4%
Tobacco margin	5.8%	4.4%	5.5%	4.9%
Non tobacco margin	8.9%	11.2%	6.0%	11.8%
[1]Includes store-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2021 for the stores being compared in the 2022 versus 2021 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks. For Q3 2022, the QuickChek results cover the period from July 2, 2022 to September 30, 2022 and the year-to-date period is from January 1, 2022 to September 30, 2022. For Q3 2021 the QuickChek results cover the period from July 3, 2021 to October 1, 2021 and the 2021 year-to-date period covers January 29, 2021 (the date of acquisition) to October 1, 2021. The difference in the timing of the period ends is immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$192.7	$256.4
Accounts receivable—trade, less allowance for doubtful accounts of $0.1 in 2022 and 2021	257.7	195.7
Inventories, at lower of cost or market	280.4	292.3
Prepaid expenses and other current assets	32.4	23.4
Total current assets	763.2	767.8
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,506.7 and $1,373.4 at 2022 and 2021, respectively	2,437.2	2,378.4
Operating lease right of use assets, net	453.1	419.2
Intangible assets, net of amortization	140.4	140.7
Goodwill	328.0	328.0
Other assets	13.2	14.1
Total assets	$4,135.1	$4,048.2

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$15.2	$15.0
Trade accounts payable and accrued liabilities	725.0	660.3
Income taxes payable	15.3	—
Total current liabilities	755.5	675.3

Long-term debt, including capitalized lease obligations	1,794.0	1,800.1
Deferred income taxes	311.1	295.9
Asset retirement obligations	41.1	39.2
Non current operating lease liabilities	446.3	408.9
Deferred credits and other liabilities	21.1	21.6
Total liabilities	3,369.1	3,241.0
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2022 and 2021, respectively)	0.5	0.5
Treasury stock (24,173,162 and 21,831,904 shares held at
2022 and 2021, respectively)	(2,394.0)	(1,839.3)
Additional paid in capital (APIC)	514.9	534.8
Retained earnings	2,645.3	2,112.4
Accumulated other comprehensive income (loss) (AOCI)	(0.7)	(1.2)
Total stockholders' equity	766.0	807.2
Total liabilities and stockholders' equity	$4,135.1	$4,048.2

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2022	2021	2022	2021
Operating Activities
Net income	$219.5	$104.0	$555.2	$288.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	54.4	53.2	164.5	157.5
Deferred and noncurrent income tax charges (benefits)	1.9	(4.5)	15.0	7.2
Accretion of asset retirement obligations	0.6	0.6	2.0	1.9
(Gains) losses from sale of assets	(0.3)	(0.3)	(2.2)	(0.4)
Net (increase) decrease in noncash operating working capital	(29.0)	94.9	18.8	112.2
Other operating activities - net	7.9	8.3	18.2	20.5
Net cash provided by operating activities	255.0	256.2	771.5	587.0
Investing Activities
Property additions	(78.2)	(74.8)	(223.1)	(211.6)
Payments for acquisition, net of cash acquired	—	—	—	(641.1)
Proceeds from sale of assets	0.4	0.2	8.5	1.0
Other investing activities - net	—	(0.8)	(0.6)	(2.0)
Net cash required by investing activities	(77.8)	(75.4)	(215.2)	(853.7)
Financing Activities
Purchase of treasury stock	(211.5)	(33.2)	(566.9)	(231.5)
Dividends paid	(7.5)	(6.4)	(22.1)	(19.9)
Borrowings of debt	—	—	—	892.8
Repayments of debt	(3.8)	(3.6)	(11.4)	(220.5)
Debt issuance costs	—	(1.0)	—	(9.9)
Amounts related to share-based compensation	(2.1)	(0.3)	(19.6)	(6.6)
Net cash provided (required) by financing activities	(224.9)	(44.5)	(620.0)	404.4
Net increase (decrease) in cash, cash equivalents, and restricted cash	(47.7)	136.3	(63.7)	137.7
Cash, cash equivalents, and restricted cash at beginning of period	240.4	165.0	256.4	163.6
Cash, cash equivalents, and restricted cash at end of period	$192.7	$301.3	$192.7	$301.3

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2022	2021	2022	2021

Net income	$219.5	$104.0	$555.2	$288.1

Income tax expense (benefit)	71.2	33.7	177.2	92.9
Interest expense, net of interest income	20.4	20.4	59.8	62.1
Depreciation and amortization	54.4	53.2	164.5	157.5
EBITDA	$365.5	$211.3	$956.7	$600.6

Accretion of asset retirement obligations	0.6	0.6	2.0	1.9
(Gain) loss on sale of assets	(0.3)	(0.3)	(2.2)	(0.4)
Acquisition related costs	0.4	0.7	1.4	9.7
Other nonoperating (income) expense	0.8	0.2	2.7	—
Adjusted EBITDA	$367.0	$212.5	$960.6	$611.8